UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2017

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2017, I.D. Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 2,608,695 shares of the Company’s common stock, par value $0.01 per share. The price to the public in this offering is $5.75 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days from the closing date to purchase up to an additional 391,304 shares under the same terms.

After deducting underwriting discounts and commissions (but before the payment of offering expenses incurred by the Company), the Company expects the net proceeds from the offering to be approximately $14.2 million, or approximately $16.3 million if the Underwriters exercise in full the option to purchase additional shares. The Company intends to use the net proceeds from the offering to fund its acquisition of assets of Keytroller, LLC and for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

The offering is scheduled to close on or about July 17, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-217968) previously filed with the Securities and Exchange Commission and declared effective May 18, 2017 and a preliminary and final prospectus supplement thereunder relating to the offering. The Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Olshan Frome Wolosky LLP relating to the legality of the issuance and sale of the shares of common stock being offered filed as Exhibit 5.1 to this report.

Item 8.01. Other Events.

On July 12, 2017, the Company issued a press release announcing the pricing of the public offering described in Item 1.01 of this report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 12, 2017, by and between I.D. Systems, Inc. and B. Riley & Co., LLC, as representative of the several underwriters named therein.
5.1	Opinion of Olshan Frome Wolosky LLP.
23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
99.1	Press release, dated July 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: July 12, 2017